Ex-99.a.1.ii

DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND (VFL) LETTER OF TRANSMITTAL

Investor ID Number

(LETTER OF TRANSMITTAL TO TENDER SHARES OF Delaware Investments National Municipal Income Fund)
Pursuant to the Offer to Purchase dated September 1, 2011, Delaware Investments National Municipal Income Fund has offered to purchase up to 18%, or 994,051 shares, of its Common Stock. The offer expires at 11:59 p.m. New York City time on September 30, 2011, unless extended. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated September 1, 2011 ("Offer to Purchase"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

u		Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #

X
Signature of Stockholder	Date	Daytime Telephone #
PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER y ON THE REVERSE SIDE.

PLACE AN ☒ IN ONE TENDER BOX ONLY
v	☐	Tender All

w	☐	Partial Tender		•
			WHOLE SHARES		FRACTIONS

Certified Certificate(s) Number
If you cannot produce some or all of your Delaware Investments National Municipal Income Fund stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

Please complete the back if you would like to transfer ownership or request special mailing.
x AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY		Investor ID Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.
TOTAL SHARES LOST F
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed
By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, Delaware Investments National Municipal Income Fund, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public
Lost Securities Surety Premium/Service Fee Calculation
The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.
1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
  Enter number of share(s) lost _____________________________ X (Cash Rate) $13.28 =  $______________________ share value
  If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).
2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
  The surety premium equals 1% (.01) of the share value noted in line 1 above: $______________ X (1%) or (.01) = ….....$__________________Surety Premium
3. Add the service fee based on the share value fee guide noted below..........................................$__________________ Service Fee
  If the share value is less than or equal to $250.00, the Service Fee = $50.00
  If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
  If the share value is greater than $3,000.00, the Service Fee = $200.00
4. Total amount due (add lines 2 & 3)…................................................................... $__________________ Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

z Special Transfer Instructions and Signature Guarantee Medallion
If you want your check to be issued in another name, fill in this section with the information for the new account name. You must also complete the Transfer Reason box below in Instruction 6.

Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)

Address	(Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)		(Address of Guarantor Firm)

(Tax Identification Number)

{ Special Mailing Instructions
Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)
y	SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
	è	FILL IN the space below.
Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

Under penalties of perjury. I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and	EXEMPT PAYEE ☐
Please check appropriate box:
Individual/Sole proprietor ☐
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
		C Corporation ☐	S Corporation ☐
		Partnership ☐	Trust/estate ☐
		☐	Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)
3.	I am a U.S. citizen or other U.S. person (including a U.S. resident alien).
▶
Enter appropriate tax classification here
☐ Other▶
See enclosed Instructions

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature	Date

Rev. January 2011

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

u
Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

v	If you are tendering all your shares for cash, please check this box only.

w	If you are tendering some of your shares for cash, please check the box, indicate the number of shares you wish to tender and receive in cash.

x
If you cannot produce some or all of your Delaware Investments National Municipal Income Fund stock certificates, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon. To do so through BNY Mellon’s program with Federal Insurance Company, complete Box 4 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

y
PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the "Information for Substitute Form W-9" document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

z
If you want your check to be issued in another name, fill in Box 6 above. Signature(s) in Box 6 above must be medallion guaranteed. To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.
Transfer Reason1 - Check only one: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐	Gift	Date of Gift2:	____/____/____	(Gift applies to certificates only)
☐	Private Sale	Date of Sale3:	____/____/____	Value per Share:	USD__________. ___ ___
☐	Death	Date of Death3:	____/____/____	Value per Share4:	USD__________. ___ ___
☐	None of the above5:				(Please specify)

1 You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
2 If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed.

3 Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.

4 Required to determine cost basis to be applied per beneficiary.
5 Existing cost basis of shares will be carried over to the new account.

{
Complete Box 7 only if your certificate(s) for Delaware Investments National Municipal Income Fund and/or check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:	1-866-416-6001 (Toll Free)
From outside the U.S.:	1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier or By Hand BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310